EXHIBIT (a)(1)(E)
OFFER TO PURCHASE FOR CASH BY MOUNT LOGAN CAPITAL INC.
UP TO $15 MILLION OF ITS OUTSTANDING COMMON STOCK AT A PURCHASE PRICE OF $9.43 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 2, 2026, UNLESS EXTENDED OR TERMINATED
December 29, 2025

To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated December 29, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the tender offer by Mount Logan Capital Inc., a Delaware corporation (the “Company”), to purchase up to $15 million of its common stock, par value $0.001 per share, or approximately 1,590,600 shares (the “Maximum Purchase Amount”), at a purchase price of  $9.43 per share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer (the “Offer”). Unless the context otherwise requires, all references to “common stock” and “shares” shall refer to the shares of common stock, par value $0.001 per share, of the Company.
Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the Offer, including the “round lot” requirement, proration and conditional tender provisions thereof. Shares tendered but not purchased pursuant to the Offer will be returned at the Company’s expense promptly after the Expiration Time (as defined in the Offer to Purchase). The Company reserves the right, in its sole discretion, to increase or decrease the number of shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company may increase the Maximum Purchase Amount accepted for payment in the Offer.
If the terms and conditions of the Offer have been satisfied or waived and if an aggregate amount of shares less than or equal to the Maximum Purchase Amount, subject to applicable law, is validly tendered and not validly withdrawn prior to the Expiration Time of the Offer, the Company will purchase all shares validly tendered and not validly withdrawn.
If the terms and conditions of the Offer have been satisfied or waived and if an aggregate amount of shares greater than the Maximum Purchase Amount is validly tendered and not validly withdrawn prior to the Expiration Time of the Offer, the Company will purchase properly tendered shares on the basis set forth in the Offer to Purchase and the related Letter of

Transmittal, including provisions relating to the “round lot” requirement, proration and conditional tenders.
Therefore, it is possible that the Company will not purchase all of the shares tendered by a shareholder even if such shareholder tenders all of its shares. Shares not purchased because of proration provisions will be returned to the tendering shareholders at the Company’s expense promptly after the Expiration Time.
We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.
Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account upon the terms and subject to the conditions of the Offer.
We call your attention to the following:
1.The purchase price in the Offer is $9.43 per share, in cash, less any applicable withholding taxes and without interest.
2.You should consult with your financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.
3.The Offer is not conditioned upon obtaining any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions (as set forth in Section 7 of the Offer to Purchase).
4.The Offer and withdrawal rights with respect to the Offer will expire at 5:00 p.m., New York City time, on February 2, 2026.
5.The Offer is for up to an aggregate purchase price of $15 million, or approximately 1,590,600 shares, constituting approximately 12% of the Company’s outstanding common stock as of December 26, 2025.
6.Only “round lot” tenders of 100 shares or multiples of 100 shares will be accepted. Tenders of less than 100 shares or that are not multiples of 100 will be rejected.

7.Tendering shareholders who tender their shares directly to Odyssey Transfer and Trust Company, the Depositary for the Offer, will not be obligated to pay any brokerage commissions, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of shares to the Company pursuant to the Offer.

8.If you wish to condition your tender on all or a minimum number of your shares being purchased by the Company, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form. If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have validly tendered all of your shares of common stock and checked the box so indicating.
9.The Company’s board of directors has approved the Offer. However, neither the Company, the Company’s officers or board of directors, the Dealer Manager, the Depositary nor the Information Agent makes any recommendation to you as to whether to tender or refrain from tendering any shares. You should carefully evaluate all information in the Offer to Purchase and the related Letter of Transmittal, should consult with your own financial and tax advisors, and should make your own decisions about whether to tender shares, and, if so, how many shares to tender.
10.The Company’s directors, executive officers and affiliates are entitled to participate in the Offer on the same basis as all other shareholders; however, the Company does not expect that any of its directors and officers and their affiliates will participate in the Offer. See Section 11 of the Offer to Purchase.
If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form, as promptly as possible. An envelope to return your instructions to us is enclosed. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.
All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 2, 2026.
The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all U.S. and Canada record holders of common stock. The Offer is not being made to holders of common stock residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the applicable laws of such jurisdiction.

INSTRUCTION FORM
WITH RESPECT TO OFFER TO PURCHASE FOR CASH BY MOUNT LOGAN CAPITAL INC.
UP TO $15 MILLION OF ITS OUTSTANDING COMMON STOCK AT A PURCHASE PRICE OF $9.43 PER SHARE

The undersigned acknowledge(s) receipt of this letter and the enclosed Offer to Purchase, dated December 29, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the tender offer by Mount Logan Capital Inc., a Delaware corporation (the “Company”), to purchase up to $15 million of its common stock, par value $0.001 per share, or approximately 1,590,600 shares, at a purchase price of  $9.43 per share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer (the "Offer").
The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the Offer. The undersigned agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce its terms against the undersigned. The undersigned also acknowledges that the Company will only accept shares tendered in “round lots” of 100 shares and that tenders of less than 100 shares or that are not multiples of 100 will be rejected.

Number of shares to be tendered by you for the account of the undersigned: _____________ shares(1)

(1) Only “round lot” tenders of 100 shares or multiples of 100 shares will be accepted.

CONDITIONAL TENDER
(See Instructions in the Letter of Transmittal)

A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Instruction Form must be purchased if any shares tendered are purchased from such shareholder, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any shareholder desiring to make a conditional tender must so indicate by checking the box below. Unless the minimum number of shares indicated below is purchased by the Company in the Offer, none of the shares tendered by such shareholder will be purchased. It is the shareholder’s responsibility to calculate the minimum number of shares, in multiples of 100 shares, that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the shareholder’s tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is: _________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

Signature:
Capacity/Title:
Name(s):
(Please Type or Print)

Tax Identification or Social Security No.:
Address(es):
(Include Zip Code)

Daytime Area Code and Telephone Number:
Date:
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